Exhibit 1.1

EQUITABLE RESOURCES, INC.

7,500,000 Shares

Common Stock

(no par value)

Underwriting Agreement

May 6, 2008

Deutsche Bank Securities Inc.
Banc of America Securities LLC
Credit Suisse Securities (USA) LLC
Lehman Brothers Inc.

  As Representatives of the
  several Underwriters listed
  in Schedule 1 hereto

c/o Deutsche Bank Securities Inc.
60 Wall Street, 4th Floor
New York, New York  10005

c/o Banc of America Securities LLC

9 West 57th Street

New York, New York 10019

c/o Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York  10010

and

c/o Lehman Brothers Inc.

745 Seventh Avenue
New York, New York 10019

Ladies and Gentlemen:

Equitable Resources, Inc., a Pennsylvania corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 7,500,000 shares (the “Firm Shares”) of the Company’s common stock, no par value (the “Common Stock”).  The Company also proposes to sell at the Underwriters’ option an aggregate of up to 1,125,000 additional shares of the Company’s Common Stock (the “Option Shares”) as set forth below.

As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule 1, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters.  The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-148154), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of equity securities, including the Shares, and other securities of the Company under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), and the offering thereof from time to time in accordance with Rule 415 under the Securities Act.  Such registration statement, including the financial statements, exhibits and schedules thereto, in the form in which it became effective under the Securities Act, including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B under the Securities Act, is called the “Registration Statement.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed (the “Execution Time”) by the parties hereto.  The term “Preliminary Prospectus” shall mean any preliminary prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b).  Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents that are or are deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act prior to 6:00 p.m. on May 6, 2008 (the “Initial Sale Time”).  All references in this Agreement to the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, prior to the Initial Sale Time; and all references in this Agreement to amendments or supplements to the Registration Statement, the Prospectus or the Preliminary Prospectus shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), which is or is deemed to be incorporated by reference in the Registration Statement, the Prospectus or the Preliminary Prospectus, as the case may be, after the Initial Sale Time.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and resale of the Shares, as follows:

1.             Purchase, Sale and Delivery of the Firm Shares.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $65.04 per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule 1 hereof, subject to adjustments in accordance with Section 7 hereof.

(b)           Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on May 12, 2008 or at such other time and date not later than five business days thereafter as the Representatives and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.”  (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 1.  The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares.  The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters.  You, as Representatives of the several Underwriters, may cancel such option at any time prior to its exercise or expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

(d)           The Company acknowledges and agrees that:  (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluation and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior written agreements and understandings (whether written or oral) between the Company and the several Underwriters with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

2.             Representations and Warranties of the Company.  The Company represents and warrants to each Underwriter that:

(a)           Compliance with Registration Requirements.  The Company meets the requirements for use of Form S-3 under the Securities Act.  The Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto (including the filing with the Commission of the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 (the “Annual Report on Form 10-K”)) became effective and as of the Initial Sale Time and as of the Closing Date, the Registration Statement and any amendments thereto (i) complied and will comply in all material respects with the requirements of the Securities Act and (ii) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus and at the Closing Date, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or any post-

effective amendment or the Prospectus or any amendments or supplements thereto made in reliance upon and in conformity with information furnished to the Company in writing by any of the Underwriters through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 5(b) hereof.

Each Preliminary Prospectus and the Prospectus, at the time each was filed with the SEC, complied in all material respects with the Securities Act, and the Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with the offering of the Shares will, at the time of such delivery, be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(b)           Disclosure Package.  The term “Disclosure Package” shall mean (i) the Preliminary Prospectus dated May 5, 2008, (ii) the issuer free writing prospectuses, if any, identified in Annex I hereto and (iii) the information included in Annex II hereto.  As of the Initial Sale Time, (a) the Disclosure Package did not and (b) each electronic road show, when taken together as a whole with the Disclosure Package, did not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 5(b) hereof.

(c)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Initial Sale Time, and when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)           Company is a Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act) made any offer relating to the Shares in reliance on the exemption of Rule 163 of the Securities Act, and (iv) as of the Execution Time, the Company was and is a “well known seasoned issuer” as defined in Rule 405 of the Securities Act.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 of the Securities Act, that automatically became effective not more than three years prior to the Execution Time; the Company has not received from the

Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form and the Company has not otherwise ceased to be eligible to use the automatic shelf registration form.

(e)           Company is not an Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 of the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f)            Issuer Free Writing Prospectuses.  Each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), as of its issue date and at all subsequent times through the completion of the offering of Shares under this Agreement or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Prospectus the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 5(b) hereof.

(g)           Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representatives and included in Annex I hereto or the Registration Statement.

(h)           No Applicable Registration or Other Similar Rights.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as have been duly waived.

(i)            Financial Statements.  The financial statements and the related notes thereto included or incorporated by reference in the Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby except as may be expressly stated in the related notes thereto; and the other financial information included or incorporated by reference in the Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.

(j)            No Material Adverse Change.  Since the respective dates as of which information is given in the Disclosure Package, (i) there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, except as otherwise disclosed or contemplated in the Disclosure Package; and (ii) except as set forth or contemplated in the Disclosure Package neither the Company nor any of its subsidiaries has entered into any transaction or agreement material to the Company and its subsidiaries taken as a whole other than in the ordinary course of business.

(k)           Organization. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole.

(l)            Subsidiaries.  Each of the Company’s subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate or other) to own its properties and conduct its business as described in the Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except in the case of foreign subsidiaries or directors’ qualifying shares) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims.

(m)          Due Authorization.  This Agreement has been duly authorized, executed and delivered by the Company.

(n)           Common Stock.  The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

(o)           Description of Capital Stock.  The information set forth under the caption “Description of Capital Stock” in the Registration Statement and the Prospectus (and any similar section or information contained in the Disclosure Package) is true and correct.  All of the Shares conform to the description thereof contained in the Disclosure Package and the Prospectus.  The form of certificate for the Shares conforms to the corporate law of the Commonwealth of Pennsylvania.

(p)           No Violation or Default.  Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole or to the holders of the Shares; neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation or in default under its Restated Articles of Incorporation or By-Laws; the issue and sale of the Shares and the performance by the Company of all the provisions of its obligations under this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Restated Articles of Incorporation or By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, filing, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, filings, registrations or qualifications that have been obtained or made by the Company and are in full force under the Securities Act and as may be required under state securities laws in connection with the purchase and distribution of the Shares by the Underwriters or from the Pennsylvania Public Utility Commission in connection with the issuance and sale of the Shares.

(q)           Legal Proceedings.  Other than as set forth or contemplated in the Disclosure Package and the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is or may be subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r)            Property.  The Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries.

(s)           Investment Company Act.  The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” or entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t)            Taxes.  Except to the extent that any such failures or deficiencies would not, individually or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, (i) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and (ii) except as disclosed in the Disclosure Package and the Prospectus, there is no tax deficiency which has been asserted or threatened against the Company or any of its subsidiaries.

(u)           Conduct of Business.  Each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except where the failure to so own or possess or to have so obtained or made would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole, and neither the Company nor any such subsidiary has received any actual notice of any proceeding, relating to the revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Disclosure Package and the Prospectus; each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole; and the Company and its subsidiaries are in compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission adopted pursuant thereto as such rules and regulations currently apply to the Company and its subsidiaries, except for where the failure to be in compliance would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole.

(v)           Environmental Compliance.  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (iv) are not aware of any administrative or judicial action being contemplated by governmental authorities relating to Environmental Laws; neither the Company nor any of its subsidiaries are subject to any consent decree or compliance or administrative order  issued pursuant to, or are the subject of any pending investigation or litigation under, applicable Environmental Laws except for such actions, decrees, orders or investigations which do not and are not reasonably expected to have a material adverse effect on, or cause material changes to, the general affairs, business, prospects, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and neither the Company nor any of its subsidiaries is a party to a governmental proceeding arising under any Environmental Law which involves potential monetary sanctions, exclusive of interests and costs, of $100,000 or more.

(w)          Environmental Costs.  In the ordinary course of business, the Company reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); and, on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

(x)            No Labor Disputes.  There are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a material adverse effect on the Company and its subsidiaries taken as a whole.

(y)           Employee Benefits.  Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been established and maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended (the “Code”).  No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption.  For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure by any such plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

(z)            Money Laundering.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(aa)         Approval for Listing.  The Shares have been approved for listing subject to notice of issuance on the New York Stock Exchange.

3.             Further Agreements of the Company.  The Company covenants and agrees with each Underwriter that:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 2(b), will comply with the requirements of Rule 430B of the Securities Act, and during the Prospectus Delivery Period (as defined below) will promptly notify the Representatives, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document.  During the Prospectus Delivery Period, the Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Disclosure Package or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto (without exhibits).  The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act.  The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement, the Disclosure Package and the Prospectus.  If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Disclosure Package or the Prospectus in order that the Disclosure Package or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Disclosure Package or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representatives of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 2(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Permitted Free Writing Prospectuses.  The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement.  Any such free writing prospectus consented to or deemed to be consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Shares or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 2(f).

(g)           Notice of Inability to Use Automatic Shelf Registration Statement Form.  If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representatives, (ii) promptly file a new registration statement or post effective amendment on the proper form relating to the Shares, in a form satisfactory to the Representatives, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representatives of such effectiveness.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible.  References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

(h)           Renewal Deadline.  If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Shares remain unsold by the Underwriters, the Company will, prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form satisfactory to the Representatives.  If the Company is no longer eligible to file an automatic shelf registration statement, the Company will, prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Shares, in a form satisfactory to the Representatives, and will use its best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action necessary or appropriate to permit the public offering and sale of the Shares to continue as contemplated in the expired registration statement.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.

(i)            Filing Fees.  The Company agrees to pay the required Commission filing fees relating to the Shares within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.

(j)            Blue Sky Compliance.  The Company will cooperate with the Representatives to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and resale of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(k)           Earnings Statements.  The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) in reasonable detail, complying with the requirements of Section 11(a) of the Act and the Rule 158 under the Act.

(l)            Lockup.  (1) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made, (2) no registration statement, including any amendments, with respect to any shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock or derivative of Common Stock, will be filed and (3) no public announcement of an intention to effect any transaction specified in clause (1) or (2) will be made, in each case for a period of 90 days (the “Lock-Up Period”) after the date of the Prospectus, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives except, for (i) the offer and sale of the Shares as contemplated by this Agreement, (ii) issuance of Common Stock upon (w) exercise of options, (x) settlement of performance share units, (y) vesting of restricted shares, and (z) automatic vesting of shares issued at the election of a participant or as a matching contribution under employee 401(k) plans, in each case, granted under the Company’s benefit and compensation plans as in effect on the date of this Agreement, provided that any Common Stock received upon such exercise, settlement or vesting shall be subject to the restrictions contained in this paragraph (l), (iii) the issuance of Common Stock, restricted stock, stock options, performance share units or other stock performance awards under the Company’s benefit and compensation plans as in effect on the date of this Agreement, provided that any such awards do not vest during the Lock-Up Period, (iv) issuance of Common Stock (or securities convertible into or exchangeable for shares of its Common Stock) in an aggregate amount not to exceed, on a fully diluted basis, 5% of the Company’s outstanding shares of Common Stock after giving effect to the issuance or sale of the Common Stock offered hereby and filing of a registration statement for such Common Stock, in each case, in connection with the bona fide strategic acquisition of a technology or a business or the bona fide establishment of a strategic partnership or collaboration (including a joint venture)

complementary to the Company’s business, and (v) the share exchange to effectuate the Holding Company Reorganization (as defined in the Prospectus) and the amendment of the Company’s effective registration statements to substitute the new holding company as the registrant.

(m)          Lockup Letters.  The Company has caused each officer and director of the Company listed in Annex III hereto to furnish to you, on or prior to the date of this agreement, a letter or letters, substantially in the form attached hereto as Exhibit A (the “Lockup Agreement”).

(n)           Transfer Agent.  The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

(o)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Shares as described in the Preliminary Prospectus and the Prospectus under the heading “Use of Proceeds”.

(p)           No Stabilization.  The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(q)           Filing of Exchange Act Documents.  The Company will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

4.             Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date, as the case may be, as provided herein are subject to the performance by the Company of its respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date and the Option Closing Date, if applicable; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date and the Option Closing Date, if applicable.

(b)           No Downgrade.  Subsequent to the Execution Time, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued by the Company by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any debt securities or preferred stock issued by the Company (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change.  Subsequent to the Execution Time, no event or condition of a type described in Section 2(j) hereof shall have occurred or shall exist, which event or condition is not described in the Disclosure Package and the Prospectus (excluding any amendment or supplement thereto or any document filed with the Commission after the date hereof and incorporated by reference therein) and the effect of which in the judgment of the

Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

(d)           Officer’s Certificate.  The Representatives shall have received on and as of the Closing Date and, if applicable, the Option Closing Date, a certificate of an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives (i) confirming that such officer has carefully reviewed the Disclosure Package and the Prospectus and, to the best knowledge of such officer, the representations set forth in paragraphs (a) and (b) of Section 2 hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and, if applicable, the Option Closing Date, (iii) confirming that the Company has received no stop order suspending the effectiveness of the Registration Statement, and no proceedings for such purpose have been instituted or threatened by the Commission, (iv) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, and (v) to the effect set forth in paragraphs (a) and (b) above.

(e)           Comfort Letters.  On the date of this Agreement and on the Closing Date and, if applicable, the Option Closing Date, Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date and, if applicable, the Option Closing Date.

(f)            Opinion of Counsel for the Company.  Each of Skadden, Arps, Slate, Meagher & Flom LLP and Reed Smith LLP, as counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinions, including, in the case of Skadden, Arps, Slate Meagher & Flom LLP, an additional written tax opinion, dated the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, substantially in the forms attached as Exhibits B, C, D and E hereto.

(g)           Opinion of Counsel for the Underwriters.  The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Option Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(i)            Good Standing.  The Representatives shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, satisfactory evidence of the good standing of the Company, EQT Capital Corporation, EQT Investments LLC and Equitable Production Company in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            Effectiveness of Registration Statement.  The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form.  The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(k)           Listing.  The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

(l)            Lockup Agreement.  The Lockup Agreements described in Section 3(m) are in full force and effect.

(m)          Additional Documents.  On or prior to the Closing Date or the Option Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

5.             Indemnification and Contribution.

(a)           Indemnification of the Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter through the Representatives consists of the information described as such in Section 5(b) hereof.

(b)           Indemnification of the Company.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following information in the Preliminary Prospectus and the Prospectus:  the text in the third (relating to concessions), tenth (relating to open market purchases), eleventh (relating to covered short sales), twelfth (relating to naked short sales), thirteenth (relating to stabilizing transactions), fourteenth (relating to penalty bids), fifteenth (relating to covering of short positions and stabilizing transaction) and sixteenth (relating to web sites) paragraphs under the caption “Underwriting” in the Prospectus.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and any control persons of the Company shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Shares.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 5, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 5 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

6.             Termination.  This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the Execution Time and prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) there shall have occurred a material disruption of securities settlement or clearance services; (iv) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the terms and in the manner contemplated by this Agreement and the Disclosure Package and the Prospectus.

7.             Defaulting Underwriter.

(a)           If, on the Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms.  If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement, any Issuer Free Writing Prospectus, the Preliminary Prospectus or the Prospectus that effects any such changes.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of such Shares that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters.  Any termination of this Agreement pursuant to this Section 7 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 8 hereof and except that the provisions of Section 5 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

8.             Payment of Expenses.

(a)           Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, the Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, and the distribution thereof; (iii) the costs of reproducing and distributing each of the documents relating to this offering; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Survey (including the related fees and expenses of counsel for the Underwriters); (vi) the cost of printing and delivering to, or as requested by, the Underwriters copies of the New York Stock Exchange Supplemental Listing Application, the Blue Sky Survey and any supplements or amendments thereto; (vii) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares; (viii) the listing fee payable to the New York Stock Exchange; (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors and (x) all other fees, costs and expenses referred to in Item 14 of Part II of the Registration Statement.

(b)           If (i) this Agreement is terminated pursuant to Section 6 prior to the Closing Date, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters on the Closing Date or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement on the Closing Date, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.  Otherwise, the Underwriters shall pay their own expenses, including the fees and expenses of their counsel.

9.             Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Underwriter referred to in Section 5 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

10.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

11.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

12.           Miscellaneous.  a)  Authority of the Representatives.  Any action by the Underwriters hereunder may be taken by the Representatives on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.

(a)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Underwriters shall be given to Deutsche Bank Securities Inc., at 60 Wall Street, 4th Floor, New York, New York  10005, Attention: Syndicate Manager, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel; Banc of America Securities LLC at 9 West 57th Street, New York, New York 10019, Attention: ECM Legal; Credit Suisse Securities (USA) LLC at Eleven Madison Avenue, New York, New York  10010, Attention: LCD-IBD (Fax: 212-325-4296); and Lehman Brothers Inc. at 1271 Avenue of the Americas, 42nd Floor, New York, New York 10020, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 5(c), to the Director of Litigation, Office of the General Counsel, 1271 Avenue of the Americas, 44th Floor, New York, New York 10020 (Fax: 212-520-0421).  Notices to the Company shall be given to them at Equitable Resources, Inc., 225 North Shore Drive, Pittsburgh, Pennsylvania 15212 (fax: 412-553-7700); Attention: Lewis B. Gardner, Vice President and General Counsel.

(b)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)           Entire Agreement and Counterparts.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(d)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(e)           Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(f)            Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this

Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

EQUITABLE RESOURCES, INC.

		By	/s/ Philip P. Conti
			Name:	Philip P. Conti
			Title:	Senior Vice President and Chief Financial Officer

Accepted: May 6, 2008

DEUTSCHE BANK SECURITIES INC. BANC OF AMERICA SECURITIES LLC CREDIT SUISSE SECURITIES (USA) LLC LEHMAN BROTHERS INC.

For themselves and on behalf of the several Underwriters listed in Schedule 1 hereto.

Deutsche Bank Securities Inc.

By:	/s/ Edward Bryant
Authorized Officer

By:	/s/ Frank Windels
Authorized Officer

Banc of America Securities LLC

By:	/s/ Michael Davis
Authorized Officer

Credit Suisse Securities (USA) LLC

By:	/s/ Randall A. Bayless
Authorized Officer

Lehman Brothers Inc.

By:	/s/ Victoria Hale
Authorized Representative